FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES SECOND QUARTER 2008 EARNINGS RESULTS

FORT WORTH, Texas, (August 11, 2008) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported net income of $7.2 million for the second quarter of 2008, an 18% decrease from the $8.8 million reported for the second quarter of 2007. Year to date, Hallmark reported net income of $14.3 million, representing a 3% increase over the $13.8 million reported for the first six months of 2007. On a fully diluted basis, net income was $0.34 per share and $0.68 per share for the second quarter and six months ended June 30, 2008, as compared to $0.42 per share and $0.66 per share for the similar periods of 2007. Total revenues were $71.7 million and $142.9 million for the second quarter and first six months of 2008, representing 4% and 8% increases from the $68.7 million and $132.7 million reported for the similar periods of 2007.

Mark J. Morrison, President and Chief Executive Officer, said, “Overall, the results for the quarter were solid and the operating margins in our core books of business have proven to be resilient in this soft market cycle. However, the general economic and insurance market conditions have provided ongoing challenges. Nonetheless, we continue to maintain discipline in our underwriting and pricing practices. We see little or no long term benefit to chasing underpriced business for the sake of near term top line growth. Our strategy of increasing our retention of the business produced within the commercial specialty area has helped to bolster revenue and partially offset the soft market conditions. We also believe that our continued selective expansion into new states will yield long term benefits by positioning us to attract new business within the broader footprint when market pricing returns to more rational levels.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Our net combined ratio of 90%, annualized return on average equity of 15% and cash flow from operations of over $17 million for the second quarter demonstrate the results of our underwriting discipline and focus on the bottom-line. Solid investment performance has also contributed to a 16% increase in book value per share since the end of the second quarter of 2007. Our long term focus is to continue to improve the financial value and operational capacity of the Company as measured through intrinsic value per share. While this will not necessarily occur evenly over discrete quarterly intervals, we are nonetheless pleased with the continued progress made during the second quarter of 2008.”

	Three Months Ended
	June 30,
	2008	2007	% Change
	($ in thousands)
Gross premiums written	$63,115	$66,577	-5%
Net premiums written	60,788	62,296	-2%
Net premiums earned	59,443	55,310	7%
Commission and fee income	6,669	8,159	-18%
Investment income, net of expenses	3,957	3,047	30%
Realized gain	232	828	-72%
Total revenues	71,663	68,736	4%
Net income	7,201	8,815	-18%
Common EPS - basic	$0.35	$0.42	-17%
Common EPS - diluted	$0.34	$0.42	-19%
Annualized return on average equity	15.3%	22.0%	-30%
Book value per share	$9.20	$7.91	16%
Cash flow from operations	$17,361	$25,632	-32%

	Six Months Ended
	June 30,
	2008	2007	% Change
	($ in thousands)
Gross premiums written	$127,352	$131,235	-3%
Net premiums written	122,693	123,067	0%
Net premiums earned	118,359	106,958	11%
Commission and fee income	13,153	16,064	-18%
Investment income, net of expenses	7,582	6,037	26%
Realized gain	1,091	881	24%
Total revenues	142,856	132,694	8%
Net income	14,253	13,785	3%
Common EPS - basic	$0.69	$0.66	5%
Common EPS - diluted	$0.68	$0.66	3%
Annualized return on average equity	15.4%	17.5%	-12%
Book value per share	$9.20	$7.91	16%
Cash flow from operations	$29,749	$44,594	-33%

During the three and six months ended June 30, 2008, Hallmark’s total revenues were $71.7 and $142.9 million, representing a 4% and 8% increase over the $68.7 million and $132.7 in total revenues for the same periods of 2007. Increased earned premium due to increased retention of business produced by the Specialty Commercial Segment and increased production by the Personal Segment were the primary causes of the increases in revenue. Standard Commercial Segment revenues increased $2.2 million, or 11% and 5%, during the three and six months ended June 30, 2008 as compared to the same periods during 2007, due primarily to increased contingent commissions related to favorable loss development on prior accident years. Specialty Commercial Segment revenues decreased $1.0 million and increased $3.0 million, during the three months and six months ended June 30, 2008 as compared to the same periods of 2007, due to lower commission income primarily as a result of the continued shift from a third-party agency model to an underwriting model, partially offset by increased net premiums earned as a result of the increased retention of business. Revenues from our Personal Segment increased $1.8 million and $3.8 million, or 12% and 13%, during the three and six months ended June 30, 2008 as compared to the same periods during 2007, due largely to geographic expansion into new states. Corporate revenue of $1.0 million remained relatively unchanged for the second quarter of 2008 as compared to the same period in 2007. Corporate revenue increased $1.2 million for the six months ended June 30, 2008 due primarily to increased recognized gains on our investment portfolio of $0.2 million and increased investment income of $1.0 million due to changes in capital allocation.

We reported net income of $7.2 million and $14.3 million for the three and six months ended June 30, 2008, which was $1.6 million lower and $0.5 million higher than the $8.8 million and $13.8 million reported for the same periods in 2007. The decrease in net income for the three months was primarily attributable to favorable loss development on prior accident years during the second quarter of 2008 of $0.3 million as compared to $1.9 million for the same period during 2007. The year to date increase in net income was primarily attributable to a lower effective tax rate from a higher amount of tax exempt bonds in our investment portfolio in 2008 than we held in 2007. Year to date 2008 pre-tax income increased $0.1 million to $20.7 million from the prior year. Increased revenue was partially offset by increased incurred loss and loss adjustment expense of $8.6 million, increased interest expense of $0.8 million from our issuance of trust preferred securities in the third quarter of 2007 and increased operating expense of $0.6 million.

Hallmark's net loss ratio was 60.6% for the second quarter of 2008 as compared to 55.5% for the second quarter of 2007. For the year to date, Hallmark’s net loss ratio was 60.4% as compared to 58.8% for the same period the prior year. Hallmark's net expense ratio was 29.2% for the second quarter of 2008 as compared to 27.9% for the second quarter of 2007. For the year to date, Hallmark’s net expense ratio was 29.1% as compared to 28.1% for the same period the prior year. Hallmark maintained a profitable net combined ratio of 89.8% for the second quarter of 2008 and 89.5% for the year to date as compared to 83.4% and 86.9% for the same periods in the prior year.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands)

	June 30	December 31
ASSETS	2008	2007
	(unaudited)
Investments:
Debt securites, available-for-sale, at fair value	$164,137	$248,069
Equity securites, available-for-sale, at fair value	51,694	15,166
Short-Term investments, available-for-sale, at fair value	121,440	2,625

Total investments	337,271	265,860

Cash and cash equivalents	33,599	145,884
Restricted cash and cash equivalents	11,588	16,043
Premiums receivable	47,090	46,026
Accounts receivable	5,257	5,219
Receivable for securities	200	27,395
Prepaid reinsurance premiums	682	274
Reinsurance recoverable	3,791	4,952
Deferred policy acquisition costs	20,652	19,757
Excess of cost over fair value of net assets acquired	30,025	30,025
Intangible assets	22,634	23,781
Current federal income tax recoverable	724	-
Deferred federal income taxes	2,413	275
Prepaid expenses	1,212	1,240
Other assets	21,402	19,583

Total assets	$538,540	$606,314

LIABILITES AND STOCKHOLDERS' EQUITY
Liabilites:
Notes payable	$60,592	60,814
Structured settlements	-	10,000
Reserves for unpaid losses and loss adjustment expenses	144,374	125,338
Unearned premiums	107,369	102,998
Unearned revenue	2,253	2,949
Accrued agent profit sharing	1,335	2,844
Accrued ceding commission payable	12,189	12,099
Pension liability	1,432	1,669
Current federal income tax	-	630
Payable for securities	3,401	91,401
Accounts payable and other accrued expenses	14,150	16,385

Total liabilities	347,095	427,127

Commitments and Contingencies

Stockholders' equity:
Common stock, $.18 par value (authorized 33,333,333 shares in 2008 and 2007;
issued 20,816,782 in 2008 and 20,776,080 shares in 2007)	3,747	3,740
Capital in excess of par value	119,369	118,459
Retained earnings	73,162	58,909
Accumulated other comprehensive loss	(4,756)	(1,844)
Treasury stock, at cost (7,828 shares in 2008 and 2007)	(77)	(77)

Total stockholders' equity	191,445	179,187

	$538,540	$606,314

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operation
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2008	2007	2008	2007

Gross premiums written	$63,115	$66,577	$127,352	$131,235
Ceded premiums written	(2,327)	(4,281)	(4,659)	(8,168)
Net premiums written	60,788	62,296	122,693	123,067
Change in unearned premiums	(1,345)	(6,986)	(4,334)	(16,109)
Net premiums earned	59,443	55,310	118,359	106,958

Investment income, net of expenses	3,957	3,047	7,582	6,037
Realized gain	232	828	1,091	881
Finance charges	1,323	1,185	2,587	2,271
Commission and fees	6,669	8,159	13,153	16,064
Processing and service fees	36	203	78	475
Other income	3	4	6	8

Total revenues	71,663	68,736	142,856	132,694

Losses and loss adjustment expenses	36,029	30,712	71,533	62,897
Other operating expenses	23,608	23,723	47,073	46,424
Interest expense	1,186	796	2,371	1,582
Amortization of intangible asset	573	573	1,146	1,146

Total expenses	61,396	55,804	122,123	112,049

Income before tax	10,267	12,932	20,733	20,645

Income tax expense	3,066	4,117	6,480	6,860

Net income	$7,201	$8,815	$14,253	$13,785

Common stockholders net income per share:
Basic	$0.35	$0.42	$0.69	$0.66
Diluted	$0.34	$0.42	$0.68	$0.66

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Three Months Ended June 30, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$21,624	$35,986	$14,153	$-	$71,763

Gross premiums written	21,624	27,338	14,153	-	63,115
Ceded premiums written	(1,382)	(945)	-	-	(2,327)
Net premiums written	20,242	26,393	14,153	-	60,788
Change in unearned premiums	36	(2,395)	1,014	-	(1,345)
Net premiums earned	20,278	23,998	15,167	-	59,443

Total revenues	22,157	31,988	16,498	1,020	71,663

Losses and loss adjustment expenses	11,669	13,976	10,384	-	36,029

Pre-tax income (loss)	3,984	6,265	1,913	(1,895)	10,267

Net loss ratio (2)	57.5%	58.2%	68.5%		60.6%
Net expense ratio (2)	27.3%	30.7%	21.6%		29.2%
Net combined ratio (2)	84.8%	88.9%	90.1%		89.8%

	Three Months Ended June 30, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$24,751	$40,956	$13,298	$-	$79,005

Gross premiums written	24,740	28,540	13,297	-	66,577
Ceded premiums written	(2,804)	(1,477)	-	-	(4,281)
Net premiums written	21,936	27,063	13,297	-	62,296
Change in unearned premiums	(1,731)	(5,474)	219	-	(6,986)
Net premiums earned	20,205	21,589	13,516	-	55,310

Total revenues	20,003	32,978	14,696	1,059	68,736

Losses and loss adjustment expenses	11,267	10,635	8,813	(3)	30,712

Pre-tax income (loss)	2,664	9,441	2,176	(1,349)	12,932

Net loss ratio (2)	55.8%	49.3%	65.2%		55.5%
Net expense ratio (2)	27.0%	32.0%	22.8%		27.9%
Net combined ratio (2)	82.8%	81.3%	88.0%		83.4%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by our operations. We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or retained by third party insurance carriers where we receive commission revenue.

[2]
Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Six Months Ended June 30, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	43,373	68,006	31,880	-	143,259

Gross premiums written	43,373	52,099	31,880	-	127,352
Ceded premiums written	(2,746)	(1,913)	-	-	(4,659)
Net premiums written	40,627	50,186	31,880	-	122,693
Change in unearned premiums	440	(2,550)	(2,224)		(4,334)
Net premiums earned	41,067	47,636	29,656	-	118,359

Total revenues	43,986	64,075	32,224	2,571	142,856

Losses and loss adjustment expenses	22,979	28,979	19,575	-	71,533

Pre-tax income (loss)	7,865	11,558	4,503	(3,193)	20,733

Net loss ratio (2)	56.0%	60.8%	66.0%		60.4%
Net expense ratio (2)	27.3%	30.7%	22.0%		29.1%
Net combined ratio (2)	83.3%	91.5%	88.0%		89.5%

	Six Months Ended June 30, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	48,301	80,313	28,374	-	156,988

Gross premiums written	48,221	54,641	28,373	-	131,235
Ceded premiums written	(5,439)	(2,729)	-	-	(8,168)
Net premiums written	42,782	51,912	28,373	-	123,067
Change in unearned premiums	(2,655)	(11,230)	(2,224)	-	(16,109)
Net premiums earned	40,127	40,682	26,149	-	106,958

Total revenues	41,770	61,076	28,469	1,379	132,694

Losses and loss adjustment expenses	24,108	21,716	17,080	(7)	62,897

Pre-tax income (loss)	5,423	14,127	4,294	(3,199)	20,645

Net loss ratio (2)	60.1%	53.4%	65.3%		58.8%
Net expense ratio (2)	27.5%	31.8%	23.2%		28.1%
Net combined ratio (2)	87.6%	85.2%	88.5%		86.9%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by our operations. We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or retained by third party insurance carriers where we receive commission revenue.

[2]
Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.